Exhibit 5.2

                            September 5, 2003

Northwest Airlines, Inc.
Department A1180
5101 Northwest Drive
St. Paul, MN 55111-3034

RE:	Northwest Airlines, Inc. Registration Statement on Form S-4 (File No. 333-105356)

Ladies and Gentlemen:

        I am Vice President, Law and Secretary of Northwest Airlines Corporation, a Delaware corporation (the "NWA Corp."), and Northwest Airlines, Inc., a Minnesota corporation (the "Company"). As Vice President, Law and Secretary of NWA Corp. and the Company, I or attorneys on my staff are familiar with the organization, operations and legal affairs of NWA Corp., the Company and their subsidiaries. This opinion is being issued in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement"). The Registration Statement relates to the issuance by the Company of $576,435,000 aggregate principal amount of Class D Pass Through Certificates, Series 2003-1 (the "Class D Certificates") and the issuance by NWA Corp. of guarantees (the "Guarantees") with respect to the Class D Certificates. The Class D Certificates will be issued pursuant to the Pass Through Trust Agreement dated as of June 3, 1999 by and among NWA Corp., the Company and U.S. Bank Trust National Association, as trustee and successor to State Street Bank and Trust Company of Connecticut, National Association (the "Basic Agreement"), and the Trust Supplement No. 2003-1 to the Basic Agreement (the Basic Agreement as so supplemented, the "Pass Through Trust Agreement"), by and among NWA Corp., the Company and U.S. Bank Trust National Association, as trustee (the "Trustee").

        In connection with the opinions expressed below, I or counsel under my general supervision have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and officers and representatives of NWA Corp. and the Company and their subsidiaries and have made such other and further investigations, as we deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        We have examined the Registration Statement and the Pass Through Trust Agreement, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company and NWA Corp.

        Based upon the foregoing, and subject to the qualifications and limitations set forth herein, it is my opinion that:

          1.     The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Minnesota with corporate power and corporate authority under such laws to perform its obligations under the Pass Through Trust Agreement.

          2.     The Company has duly authorized, executed and delivered the Pass Through Trust Agreement.

          3.     Execution, delivery and performance by the Company of the Pass Through Trust Agreement does not violate the laws of the State of Minnesota.

        I am a member of the Bar of the States of Minnesota and California and do not express any opinion herein concerning any law other than the law of the State of Minnesota and the federal law of the United States of America.

        I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the captions "Legal Matters" in the Prospectus forming a part of the Registration Statement. I further consent to the reliance by Simpson Thacher & Bartlett LLP on the opinions expressed herein in connection with the delivery of their opinion dated the date hereof.

Sincerely yours,
/s/ Michael L. Miller Michael L. Miller Vice President, Law and Secretary